                                                                    Exhibit 99.1



    TUBOSCOPE VETCO INTERNATIONAL INC. 401(K) THRIFT SAVINGS PLAN FINANCIAL STATEMENTS AND SCHEDULES PREPARED IN ACCORDANCE WITH THE FINANCIAL REPORTING
                             REQUIREMENTS OF ERISA

                Financial Statements and Supplemental Schedules

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

                         Year ended December 31, 1999

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

                Financial Statements and Supplemental Schedules

                          Year ended December 31, 1999


                                    Contents

Report of Independent Auditors.............................................   1

Audited Financial Statements

Statements of Net Assets Available for Benefits............................   2
Statement of Changes in Net Assets Available for Benefits..................   3
Notes to Financial Statements..............................................   4

Supplemental Schedules

Schedule H, Line 4(i) - Schedule of Assets Held for Investment
  Purposes at End of Year..................................................   9
Schedule H, Line 4(j)- Schedule of Reportable Transactions.................  10

                         Report of Independent Auditors

Administrative Committee
Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

We have audited the accompanying statements of net assets available for benefits of the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999, and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


May 30, 2000

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

                Statements of Net Assets Available for Benefits

                                                            December 31
                                                        1999            1998
                                                    ---------------------------
Assets
Investments at fair value (Note 4)                  $45,706,199    $39,244,710
Cash                                                     18,750          3,575
Receivables:
  Participant contributions                             164,967        202,611
  Employer contributions                                 62,363         78,914
  Accrued interest and dividends                         26,558         21,727
                                                    ---------------------------
Total receivables                                       253,888        303,252
                                                    ---------------------------
Total assets                                         45,978,837     39,551,537

Liabilities
Liability for securities purchased                            -         71,926
                                                    ---------------------------
Total liabilities                                             -         71,926
                                                    ---------------------------
Net assets available for benefits                   $45,978,837    $39,479,611
                                                    ==========================

See accompanying notes.

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

           Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 1999

Additions to net assets attributed to:
  Participant contributions                                              $  2,820,535
  Employer contributions in stock                                           1,022,136
  Rollover contributions                                                      469,957
  Investment income                                                         3,068,651
  Net appreciation in fair value of investments (Note 4)                    4,367,976
  Other                                                                       161,983
                                                                         ------------
Total additions                                                            11,911,238

Deductions from net assets attributed to:
  Benefits paid to participants                                             5,819,297
  Administrative expenses                                                      94,605
                                                                         ------------
Total deductions                                                            5,913,902

Transfers from other qualified plans                                          501,890
                                                                         ------------
Net increase                                                                6,499,226

Net assets available for benefits at beginning of year                     39,479,611
                                                                         ------------
Net assets available for benefits at end of year                         $ 45,978,837
                                                                         ============

See accompanying notes.

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

                         Notes to Financial Statements

                               December 31, 1999

1. Description of the Plan

General

The Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan (the "Plan") is a defined contribution plan which covers domestic employees of Tuboscope Vetco International Inc. (the "Company"), and certain subsidiaries. Employees are eligible upon hiring or rehiring by the Company.

The following brief description of the Plan is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

Participant Contributions

Effective January 1, 1998, the Plan allows participants to contribute from 1% to 20% of their gross salary in any combination of before-tax and after-tax dollars, subject to limits prescribed by law.

Employer Contributions

The Plan allows for matching contributions by the Company of one-half of each participant's contributions, up to a maximum of 3% of the participant's salary. Matching contributions are made by the Company in Company Stock and are valued at the fair market value as of the date of contribution to the Plan. Participants may transfer the matching contribution to another fund option at any time.

The Company may, in its sole discretion, contribute to the Plan for each participant who elected to defer compensation or make voluntary contributions to the Plan an additional contribution of one-half of the participant's deferred compensation and one-half of the participant's voluntary contributions, up to a maximum of 1% of the participant's salary.

Participant Loans

Participants are allowed to borrow a minimum of $1,000 and a maximum of $50,000. The amount of a loan may not exceed 50% of the value of the participant's deferred compensation account and vested employer's contributions account. The security for a loan extended under the Plan is 50% of the value of the borrower's vested account balance as determined immediately after the loan is extended. The administrative

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

1. Description of the Plan (continued)

committee determines a reasonable interest rate to be applied uniformly and charged on outstanding loans. The term of a loan is limited to five years unless the loan is used to acquire the borrower's principal residence.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the participant's employer contributions account, including actual earnings thereon, is based upon years of continuous service. A participant vests 20% each year and is 100% vested after five years of credited service. Full vesting in the participant's employer contributions will also occur at death, age 60, disability, retirement, or the termination or discontinuation of the Plan. Forfeitures may be applied to reduce the employer's contribution.

Payment of Benefits

Upon termination of service, each participant can receive his/her vested amount in one lump-sum payment or, in certain cases, the participant may defer withdrawals. In addition, active service withdrawals may be taken at age 59 1/2 and at age 62 in 10% increments once each calendar quarter.

Administrative Expenses

Certain administrative expenses such as legal fees and audit fees are paid by the Company. The Plan pays all other administrative expenses.

Plan Termination

Although it has not expressed any intent to do so, the Company has the right to discontinue contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974. In the event of Plan termination, participants will become fully vested.

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

2. Summary of Significant Accounting Policies

Basis of Accounting

The financial statements of the Plan are prepared under the accrual method of accounting. Benefit payments to participants are recorded upon distribution.

Certain 1998 amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes and schedules. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

Mutual fund investments and Company Stock are valued at fair value, which is determined using quoted market prices. The Merrill Lynch Retirement Preservation Trust and participant loans are valued at cost, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

3. Income Tax Status

The Plan has received a favorable determination letter from the Internal Revenue Service dated October 31, 1995 regarding its qualification status under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. The Plan has been amended since receiving the determination letter. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Company believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

4. Investments

The following presents investments that represent 5 percent or more of the Plan's net assets:

                                                                           December 31
                                                                      1999             1998
                                                                    --------------------------
Tuboscope Inc. Common Stock*                                        $ 5,899,868     $ 2,367,445
Merrill Lynch Retirement Preservation Trust                          13,093,141      13,246,762
Merrill Lynch Capital Fund Class A                                    3,526,441       3,913,099
Merrill Lynch Basic Value Fund                                        5,897,141       5,668,521
Merrill Lynch Global Allocation                                       2,773,898       2,466,443
Merrill Lynch Corporate Bond Fund Investment Grade Class A            1,711,557       2,062,787
AIM Weingarten Fund                                                   5,740,015       3,841,450
Davis New York Venture Fund                                           4,410,394       3,367,582

* Includes both participant-directed and nonparticipant-directed

During 1999, the Plan's investments, including gains and losses in investments bought and sold, as well as held during the year, appreciated in value as follows:

Tuboscope Common Stock                                                              $3,031,679
Mutual funds                                                                         1,336,297
                                                                                    ----------
Net appreciation                                                                    $4,367,976
                                                                                    ==========

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

5. Employer Stock Fund

Information about the net assets and significant components of the changes in net assets relating to Tuboscope Inc. common stock is as follows:

                                                                     December 31
                                                                1999            1998
                                                              -------------------------
Net assets:
  Common stock                                                $5,899,868      $2,367,445
  Contributions receivable                                       227,330         281,525
                                                              -------------------------
                                                              $6,127,198      $2,648,970
                                                              ==========================

                                                                           Year ended
                                                                           December 31
                                                                              1999
                                                                          --------------

Participant contributions                                                   $     70,983
Employer contributions                                                         1,022,136
Rollover contributions                                                             1,675
Interest and dividends                                                             4,299
Net appreciation in fair value of Common Stock                                 3,031,679
Benefits paid to participants                                                   (365,032)
Administrative expenses                                                           (7,822)
Transfers to participant-directed investments                                   (279,690)
                                                                          --------------
Net increase                                                                   3,478,228

Net assets at beginning of year                                                2,648,970
                                                                          --------------
Net assets at end of year                                                   $  6,127,198
                                                                          ==============

                            Supplemental Schedules

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

 Schedule H, Line 4(i) - Schedule of Assets Held for Investment Purposes at End
                                    of Year

                          EIN: 74-1473942     PN: 001

                               December 31, 1999

  Identity of                                                               Current
    Issue                Description of Investment           Cost            Value
---------------------------------------------------------------------------------------
*Tuboscope Inc.        Common stock                       $4,535,231       $ 5,899,868
*Merrill Lynch         Retirement Preservation Trust          **            13,093,141
*Merrill Lynch         Global Allocation Fund Class A         **             2,773,898
*Merrill Lynch         Corporate Bond Fund Investment
                         Grade Class A                        **             1,711,557
*Merrill Lynch         Capital Fund, Class A                  **             3,526,441
*Merrill Lynch         Basic Value Fund                       **             5,897,141
AIM Management         Weingarten Fund                        **             5,740,015
Davis New York         Venture Fund                           **             4,410,394
*Participant loans     Varying maturity dates, bearing
                       interest at prime plus 1%
                       (interest rates ranging from 7%
                       - 10%)                                 **             2,653,744
                                                                           -----------
                                                                           $45,706,199
                                                                           ===========

*   Party-in-interest
**  Cost not required for participant-directed investments

         Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan

           Schedule H, Line 4(j)- Schedule of Reportable Transactions

                          EIN: 74-1473942     PN: 001

                          Year ended December 31, 1999

                                                                                       Current
                                                                                       Value of
                                                                                       Asset on
   Identity of                                Purchase     Selling       Cost of      Transaction     Net Gain
  Party Involved       Description             Price        Price         Asset           Date         (Loss)
-----------------------------------------------------------------------------------------------------------------------
Category (iii) - Series of non-participant directed  transactions in excess of 5% of net assets available for benefits

Tuboscope Inc.         Company Stock         $2,077,221  $         -    $2,077,221      $2,077,221    $        -
Tuboscope Inc.         Company Stock                  -    1,576,477     1,426,524       1,576,477       149,953

Note: Includes both participant-directed and nonparticipant-directed transactions.